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                                                                          PAGE 1

                              STATE OF DELAWARE


                       OFFICE OF THE SECRETARY OF STATE
                      ---------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MEWBOURNE ENERGY PARTNERS 95-B, L.P.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1995, AT 4:30 O'CLOCK P.M.













                                    [SEAL]  /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


2251741 8100                                AUTHENTICATION:    7774651

960000276                                             DATE:    01-02-96


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                           CERTIFICATE OF AMENDMENT
                                      TO
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                     MEWBOURNE ENERGY PARTNERS 95-B, L.P


        This Certificate of Amendment to Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 95-B, L.P. (the "Partnership") is being executed and filed by the undersigned general partners under the Delaware Revised Uniform Limited Partnership Act.

                                 ARTICLE ONE
                                 -----------

        The name of the Partnership is MEWBOURNE ENERGY PARTNERS 95-B, L.P.


                                 ARTICLE TWO
                                 -----------

        Article Four of the Certificate of Limited Partnership of the Partnership is hereby amended in it entirety to read as follows:

                The name and business address of the managing general partner of the Partnership are Mewbourne Development Corporation, 3901 S. Broadway, Tyler, Texas 75701. The names of the investor general partners admitted to the Partnership are set forth on Exhibit A hereto. The business address of the investor general partners is 3901 S. Broadway, Tyler, Texas 75701.

        IN WITNESS WHEREOF, the undersigned, the managing general partner by and through a duly authorized officer thereof and the attorney-in-fact for each of the investor general partners set forth on Exhibit A, have executed this Certificate of Amendment to Certificate of Limited Partnership on this 29th day of December, 1995.

                             MEWBOURNE DEVELOPMENT CORPORATION acting for itself and as attorney-in fact for each of the investor general partners as set forth on Exhibit A



                             By:      /s/ J. ROE BUCKLEY
                                -------------------------------
                                  J. Roe Buckley, Treasurer


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                                                                       EXHIBIT A




                     MEWBOURNE ENERGY PARTNERS 95-B, L.P.
                           LIST OF GENERAL PARTNERS


Billy J. Adams

Shirley A. Amidon

Duane A. & Carol L. Anderson

Larry D. & Lena M. Anson

U.G. & June Cooke Berry

Bonin/McChesney Revocable Intervivos Trust Dated 8/10/87
Adelyn I. Bonin, Trustee

Rodney Brown

Joseph M. & Sally F. Bucci

Charles L. Calcaterra III Revocable Trust Dated 4/7/95
Charles L. Calcaterra III, Trustee

Esther Calcaterra Revocable Living Trust Dated 3/11/92
Esther Calcaterra, Trustee

Richard W. Carrington, Jr.

Marc D. Chalet, M.D.

David P. & Chris W. Cahvoustic

William B. Cobb

Conrad Family Trust Dated 8/28/95
William D. & Eloise D. Conrad, Trustees




                                     A-1

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Clara B. Cook Revocable Trust Dated 4/17/91
Clara B. Cook, Trustee

Cook Family Trust JAD 5/1/86
Arthur G. & Virgina R. Cook, Co-Trustees

Cotterill Family Trust
Carl H. or Ollie G. Cotterill, Trustees

James E. Damron

Cynthia P. Daniels

Paul R. Davis

Pieter Denhartog

Ray E. Deuel, Jr.

Paul S. Docktor

Donald J. Dorr

Dr. Dalton Drennan

Duco, L.C.

Andrew C. & Kelly T. Ellis

Don Esch

Robey W. Estes

Janet J. Ettus Trust U/A Dated 2/8/93
Janet J. Ettus, Trustee

Thomas C. Fisher, III

Betty & John Foor

Frankel Family Trust Date 9/16/88
Philip & Rosalyn Frankel, Trustees




                                     A-2
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Stephen J. Fukayama

John H. & Sue Gibbert

Ewing C. Green & Jane P. Gannaway

David L. & Diane M. Grubbs

George E. & Judy L. Guttschalk

Kenneth A. & Adeline R. Hansen

Robert W. Heller

Frederick & Julie A. Hull

Michael A. Hoover

Margaret L. Humphreys

Hunter Trust UAD 7/20/90
Rodney E. & Nan C. Hunter, Trustees

C. Russell & Anita D. Johnson

Jasmat N. Kansagra, M.D. & Niramala J. Kansagra

David K. Kennedy

Robert E. Kennedy

Clayton Frank & Darlene L. Kern

William H. Klemme

Thomas Michael & Anne L. Knasel

WIlliam L. Kraus, III

Jay S. Krowicki

Dallas K. Larsen


                                     A-3
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Sterling Lee Long

Chester M. & Renee Y. Lozowski

Brian T. & Gayle H. Marlowe

Craig E. & Cathleen A. Marsh

McChesney/Bonin Revocable Intervivos Trust Dated 8/10/87
Mary L. McChesney, Trustee

McGee Living Trust Dated 1/21/92
Clarence B. & Elsie A. McGee, Trustees, or successor Trustee

Ralph W. Minard Living Trust Dated 7/16/93

Arje Nachman

Thomas S. & Cheryl Namiki

Lynn D. Olson

Janet W. Osterink Trust, a Restated Trust 5/10/95
Janet W. Osterink, Trustee

The Patterson Family Trust Dated 10/23/95
Robert & Mary Jane Patterson, Trustees

John L. & Nancy G. Pearson

Robert D. Perry

O.J. Peterson, III

Paul J. Petrovich Residual Trust
James F. Hargreaves & Carl H. Vulcan, Trustees

Clifton M. & Mattie J. Pollock

Norbert R. Reel

George B. & Barbara H. Reid




                                     A-4
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Rich Family Trust U/A/D/ 8/10/95
Kevin R. or Beth S. Rich, Trustees

Jeannette A. Richards Family Trust Dated 7/11/89
Jeannette A. Richards, Trustee or Successor Trustee

Bernard E. & Marilyn D. Rodell

Norman R. Roobol

Madie B. Sanders

Maurcie M. Schneider

Ther Schorr Family Trust Dated 4/14/88
Frances F. Schorr, Trustee

Donald E. & Karen B. Schultheis

James R. Simkovsky

James C. Smith, Jr.

Freddie Joe Smith Trust UTA 7/26/94
Freddie Joe Smith, Trustee

Spargur Family Trust Dated 2/25/87
Donald W. & Carolyn J. Spargur, Trustees

R. Curtis & Anne V. Steele

Richard A. & Cathryn L. Swier Family Trust Dated 7/23/81
Richard A. & Cathryn L. Swier, Trustees

James A. & Eunice Z. Thompson Estate Trust
Janet A. & Eunice Z. Thompson, Trustees

Harold D. & Cynthia J. Threadgill

Keith I. & Aimee A. Tonaki

George P. Tsilfides




                                     A-5
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Anthony M. & Bonnie L. Van Ess

James E. Vaux, Jr.

WIlliam R. Wallace

Robert E. & Diane F. Wamhoff

Nancy O. Way

Estate of Carl Weiland
Barbara Waldman, Pers. Rep.

Mary Flauraus Revocable Living Trust Dated 2/1/94
Mary M. Wurtz, Trustee

Dennis P. Yarnell

Ernest M. & Kathleen M. Young




                                     A-6